UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 6, 2018, Future FinTech Group Inc. (the “Company”), held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). A quorum was present at the Annual Meeting, and shareholders: (i) elected Yongke Xue, Yiliang Li, Zhi Yan, Johnson Lau and Fuyou Li to the Company’s Board of Directors, each to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) ratified the appointment of Wang Certified Public Accountant, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and (iii) approved the compensation of the named executive officers of the Company in a non-binding, advisory vote.

The following is a summary of the voting results for each matter submitted to the shareholders:

Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Yongke Xue	22,322,776	32,707	1,939,828
Zhi Yan	22,324,276	31,207	1,939,828
Yiliang Li	22,324,284	31,199	1,939,828
Johnson Lau	22,323,772	31,711	1,939,828
Fuyou Li	22,323,784	31,699	1,939,828

Proposal 2: Approval and Ratification of the Appointment of Wang Certified Public Accountant, P.C., as the Company’s Independent Registered Public Accounting Firm

The shareholders approved and ratified the appointment of Wang Certified Public Accountant, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as follows:

For	Against	Abstain	Broker Non-Votes
24,220,615	73,791	905	N/A

Proposal 3: Advisory Vote on the Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
22,263,560	72,177	19,746	1,939,828

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: December 7, 2018	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

2